UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2024

MOTUS GI HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38389	81-4042793
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 East Broward Boulevard, 3rd Floor Ft. Lauderdale, FL	33301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 541-8000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchanged on Which Registered
Common Stock, $0.0001 par value per share	MOTS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 5, 2024, Motus GI Holdings, Inc., a Delaware corporation (the “Company”), received a notification letter (the “Letter”) from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Staff had determined that the bid price of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), had closed at less than $1 per share over the previous 30 consecutive business days, and, as a result, does not comply with Listing Rule 5550(a)(2). The Letter indicated that, as a result of the 1:20 reverse stock split effected on July 25, 2022 and the 1:15 reverse stock split effected on November 1, 2023, pursuant to Listing Rule 5810(c)(3)(A)(iv), the Company is not eligible for any compliance period specified in Rule 5810(c)(3)(A) due to the fact that the Company effected one or more reverse stock splits over the prior two-year period with a cumulative ratio of 250 shares or more to one. Accordingly, the Common Stock will be delisted from The Nasdaq Capital Market unless the Company requests a hearing by April 12, 2024.

The Company does not believe that it will be able to maintain the listing of its Common Stock on The Nasdaq Capital Market and does not intend to appeal the Staff’s determination and expects trading of the Common Stock to be suspended on Nasdaq at the opening of business on April 16, 2024. The Common Stock will then be quoted on the OTC Pink Market of the OTCMarkets, and the Company plans to apply for listing of the Common Stock on the OTCQB.

The Company is continuing to explore a range of strategic and financing alternatives focused on maximizing stockholder value and accelerating the commercialization of the Pure-Vu System.

Cautionary Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. These express or implied statements are not promises or guarantees and involve substantial risks and uncertainties. Examples of forward-looking statements herein include, without limitation, statements regarding the Company’s intent to list the Common Stock on the OTCQB, and any related courses of action. Forward-looking statements are statements that are not historical facts, nor assurances of future performance. Instead, they are based on the Company’s current beliefs, expectations and assumptions regarding the future of its business, future plans, strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent risks and uncertainties, and actual results may differ materially from those set forth in the forward-looking statements. Important factors that could cause actual results to differ include, without limitation, the ability of the Company to meet the listing standards for the OTCQB. These forward-looking statements should be considered together with the risks and uncertainties that may affect the Company’s business and future results included in the Company’s filings with the U.S. Securities and Exchange Commission at www.sec.gov. These forward-looking statements are based on information currently available to the Company, and the Company assumes no obligation to update any forward-looking statements except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Motus GI Holdings, Inc.

Date: April 11, 2024	By:	/s/ Mark Pomeranz
	Name:	Mark Pomeranz
	Title:	Chief Executive Officer